SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 2, 2006

UNIVERSAL FOOD & BEVERAGE COMPANY

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27853	86-0913555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3830 Commerce Drive, St. Charles, Illinois	60174
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 630-584-8670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As a result of Marc Fry’s resignation as President of the Company (see Item 5.02 below), the employment agreement between Mr. Fry and the Company dated as of September 1, 2004 was terminated.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to an August 9, 2006 agreement with the Company, Marc Fry resigned as President of the Company and as an employee of its operating subsidiaries effective August 2, 2006. Until December 31, 2006, Mr. Fry will treated as an employee of the Company on administrative leave. No written communication accompanied Mr. Fry’s resignation.

On August 2, 2006, at a meeting of the Company’s Board of Directors, August J. Liguori was named President, in addition to his current positions as acting Chief Executive Officer, Chief Financial Officer and Secretary of the Company. At that meeting, Joseph Balistreri, one of the Company’s Vice Presidents, was named Assistant Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2006	UNIVERSAL FOOD & BEVERAGE COMPANY
(Registrant)

/S/ August J. Liguori
August J. Liguori
President and Chief Executive Officer, Chief Financial Officer and Secretary